LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby constitutes and appoints each of the Chief Executive Officer, Chief Legal Officer, General Counsel, Corporate Secretary and the Chief Financial Officer of Enovis Corporation (the “Company”) as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer of the Company, (a) any Forms 3, 4 and 5 and any amendments thereto (“Section 16 Forms”) required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and (b) a Form ID and any other forms or applications, including applications for EDGAR access codes and passwords, required to be filed or submitted in accordance with Regulation S-T promulgated by the United States Securities and Exchange Commission (or any successor provision) in order to file a Section 16 Form electronically (a “Form ID” and, together with the Section 16 Forms, the “Forms”);

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms and the timely filing of such Forms with the United States Securities and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney can only be revoked by delivering a signed, original “Revocation of Power of Attorney” to the attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of January, 2026.

/s/ Oliver Engert

Name: Oliver Engert